Exhibit 99.1


Standard Parking Corporation Announces Notice of Record Date and Annual Meeting


     CHICAGO--(BUSINESS WIRE)--Jan. 25, 2006--Standard Parking Corporation (NASDAQ:STAN) today announced that its 2006 Annual Stockholders Meeting will be held on April 26, 2006 at 4:00 PM CDT at the Whitehall Hotel in Chicago, IL. The record date for the 2006 Annual Stockholders Meeting will be the close of business on March 3, 2006.


     CONTACT: Standard Parking Corporation
              G. Marc Baumann, 312-274-2199
              mbaumann@standardparking.com